UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Lien Credit Agreement

On July 7, 2017, Restoration Hardware, Inc., a wholly-owned subsidiary of RH, entered into a Credit Agreement (the “Second Lien Credit Agreement”), dated as of July 7, 2017, among Restoration Hardware, Inc., as lead borrower, the guarantors party thereto, the lenders party thereto, each of whom are funds and accounts managed or advised by Apollo Capital Management, L.P., and its affiliated investment managers, and Wilmington Trust, National Association as administrative agent and collateral agent (the “Second Lien Administrative Agent”) with respect to an initial term loan in an aggregate principal amount equal to $100,000,000 with a maturity date of January 7, 2023 (the “Second Lien Term Loan”).

The Second Lien Term Loan bears interest at an annual rate generally based on LIBOR plus 8.25%. This rate is a floating rate that resets periodically based upon changes in LIBOR rates during the life of the Second Lien Term Loan. At the date of borrowing, the rate was set at one month LIBOR plus 8.25%.

All obligations under the Second Lien Term Loan are secured by a second lien security interest in assets of the loan parties including inventory, receivables and certain types of intellectual property. The second lien security interest is granted with respect to substantially the same collateral that secures the Eleventh Amended and Restated Credit Agreement, dated June 28, 2017 (the “ABL First Lien Credit Agreement”), among Restoration Hardware, Inc., as lead borrower, various other subsidiaries of RH named therein as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent (the “First Lien Administrative Agent). The second lien ranks junior in priority and is subordinated to the first lien in favor of the lenders with respect to the ABL First Lien Credit Agreement.

The borrowings under the Second Lien Credit Agreement may be prepaid in whole or in part at any time, subject to certain minimum payment requirements including a prepayment premium in the amount of 3.0% of the Second Lien Term Loan.

The Second Lien Credit Agreement contains various restrictive and affirmative covenants generally in line with the covenants and restrictions contained in the ABL First Lien Credit Agreement including required financial reporting, a negative pledge limiting the granting of liens, limitations on making certain loans or investments other than permitted investments, an incurrence test with respect to additional indebtedness, restricted payment limitations limiting the payment of dividends and certain other transactions and distributions, limits on transactions with affiliates, along with other restrictions and limitations similar to those frequently found in credit agreements of a similar type and size.

The Second Lien Credit Agreement contains a financial ratio covenant not found in the ABL First Lien Credit Agreement based upon a senior secured leverage ratio of consolidated secured debt to consolidated EBITDA as follows:

•	The senior secured leverage ratio test is based on the ratio of (i) the sum of (a) all obligations outstanding under the Second Lien Term Loan and the ABL First Lien Credit Agreement plus (b) all other secured indebtedness of RH and certain of its subsidiaries that is (x) senior or pari passu to the lien on the Second Lien Term Loan collateral and (y) secured by property that does not constitute Second Lien Term Loan collateral under the Second Lien Term Loan, less (c) all unrestricted cash and cash equivalents of RH and certain of its subsidiaries, to (ii) consolidated EBITDA of RH and certain of its subsidiaries (the “Senior Secured Leverage Ratio”).

•	The Senior Secured Leverage Ratio may not exceed 5:00 to 1:00 at any time and new certain types of indebtedness may not be incurred by Restoration Hardware, Inc. or its material subsidiaries that would cause this ratio to exceed 4:00 to 1:00 upon the incurrence of such new indebtedness.

The Second Lien Credit Agreement also contains a consolidated fixed charge coverage ratio generally based on the same formulation set forth in the ABL First Lien Credit Agreement such that the borrower may not make certain “restricted payments” in the event that the ratio of (i) consolidated EBITDA to the amount of (ii) debt service costs plus certain other costs is less than 1.00 to 1.00 (the “FCCR Covenant”) and the level of unused availability under the ABL First Lien Credit Agreement drops below certain levels.

The Second Lien Credit Agreement also contains certain events of default and other customary terms and conditions for a second lien credit agreement.

The above description is a summary of certain terms of the Second Lien Credit Agreement and is qualified in its entirety by reference to the Second Lien Credit Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Intercreditor Agreement

On July 7, 2017, in connection with the Second Lien Credit Agreement, Restoration Hardware, Inc. entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the First Lien Administrative Agent and the Second Lien Administrative Agent. The Intercreditor Agreement establishes various customary inter-lender terms, including, without limitation, with respect to priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in case of default, releases of liens and certain limitations on the amendment of the First Lien Credit Agreement and the Second Lien Credit Agreement without the consent of the other party.

The above description is a summary of certain terms of the Intercreditor Agreement and is qualified in its entirety by reference to the Intercreditor Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning the terms and conditions of the Second Lien Credit Agreement and Intercreditor Agreement, including the potential cost of capital made available to the RH subsidiaries under such Second Lien Credit Agreement, the interest rate associated with the Second Lien Term Loan, the length of time the Second Lien Term Loan may remain outstanding, the covenants and restrictions contained in the Second Lien Credit Agreement, including the Senior Secured Leverage Ratio covenant and FCCR Covenant, and the ability of the loan parties to achieve and maintain compliance with the terms and conditions, including the Senior Secured Leverage Ratio covenant and to the extent applicable the FCCR Covenant, of the Second Lien Credit Agreement and Intercreditor Agreement, from time to time. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties concerning the performance of the business, whether or not the availability under the revolving line of credit may be curtailed by virtue of loan term restrictions or the amount of collateral in the borrowing base, general performance of the business, and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 7, 2017, among Restoration Hardware, Inc., as lead borrower, various other subsidiaries of RH named therein as borrowers, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association as administrative agent and collateral agent.

10.2	Intercreditor Agreement, dated as of July 7, 2017, among Restoration Hardware, Inc., Bank of America, N.A. and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: July 13, 2017	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 7, 2017, among Restoration Hardware, Inc., as lead borrower, various other subsidiaries of RH named therein as borrowers, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association as administrative agent and collateral agent.

10.2	Intercreditor Agreement, dated as of July 7, 2017, among Restoration Hardware, Inc., Bank of America, N.A. and Wilmington Trust, National Association.